EXHIBIT 21



                         ADVANCED TISSUE SCIENCES, INC.
                                  SUBSIDIARIES



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

                                  State of Incorporation
     Subsidiary                        or Formation             Ownership
---------------------             ----------------------        ---------

ATS Orthopedics, Inc.                  California                 100%
ATS Dermagraft, Inc.                   California                 100%
Segenix, Inc.                          Delaware                   100%
DermEquip, L.L.C.                      Delaware                   50%


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